               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K


                         Current Report
               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) March 26, 1997



                       STATION CASINOS, INC.
                       ---------------------
     (Exact name of registrant as specified in its charter)

                             Nevada
                             ------
         (State or other jurisdiction of incorporation)


      000-21640                               88-0136443
      ---------                               ----------
(Commission File Number)      (I.R.S.Employer Identification No.)


     2411 W. Sahara Avenue,
      Las Vegas, Nevada                              89102
     ----------------------                          -----
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code (702) 367-2411


                                 N.A.
                                 ----
  (Former name or former address, if changed since last report)

                      STATION CASINOS, INC.


Item 5. Attached is a press release issued by the Registrant on March 26, 1997. The press release is incorporated herein by this reference.

                           STATION CASINOS, INC.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       STATION CASINOS, INC.




Date:  March 27, 1997                  ____________________________
                                       Glenn C. Christenson
                                       Executive Vice President
                                       and Chief Financial Officer

                             STATION CASINOS, INC.

                                 EXHIBIT INDEX


20.00        The Registrant's press release, dated March 26, 1997.

CONTACT:       GLENN C. CHRISTENSON, (800) 544-2411
               EXECUTIVE VICE PRESIDENT / CHIEF FINANCIAL OFFICER
               STATION CASINOS, INC.

               JACK TAYLOR, (702) 221-6900
               VICE PRESIDENT OF PUBLIC RELATIONS
               MCNABB/MCNABB/DESOTO/SALTER & COMPANY

FOR IMMEDIATE RELEASE:   MARCH 26, 1997


  STATION CASINOS, INC. ISSUES DEBT SECURITIES AND COMMENTS ON
            CURRENT QUARTER AND DEVELOPMENT PROJECTS


LAS VEGAS -- Station Casinos, Inc. (NYSE:STN) announced today the sale of $150 million of Senior Subordinated Notes Due 2007. The notes were purchased by BancAmerica Securities, Inc. for subsequent resale to qualified institutional buyers and a limited number of institutional accredited investors. The sale is scheduled to close on April 3, 1997. Proceeds from the sale of the notes will be used to reduce amounts outstanding under the Company's $372 million bank facility. The availability under the bank facility, cash flows from operations, and equipment financing will be used to pay the remaining construction costs for the next phase of the Station Casino St. Charles master plan of approximately $132 million (excluding construction period interest and preopening expenses) as of December 31, 1996, to provide additional equity contributions of approximately $35 million for the completion of Sunset Station, for payment of construction payables of approximately $85 million as of December 31, 1996, and for general corporate purposes.

      In addition, the Company announced preliminary quarter-to-date results from operations and detailed development plans for Station Casino St. Charles and Sunset Station.

Nevada Operations

     The Company expects to report strong results from its Nevada Operations for the current quarter. Palace Station has continued to perform steadily in light of new competition and should report single digit percentage gains in both net revenues and EBITDA over the prior year. Boulder Station is expected to report yet another record quarter of net revenues and EBITDA with double-digit percentage gains over the prior year. Texas Station is expected to report significantly improved results with record revenue and EBITDA with EBITDA margins approaching 20 percent. "We are very pleased with the way the quarter has progressed thus far and expect to report all-time record levels of cash flow at two of our three Nevada properties," said Glenn Christenson, executive vice president and chief financial officer. "It is particularly gratifying to witness the progress we've made at Texas Station and the momentum building as a result of capital improvements and operating efficiencies over the past year."

Missouri Operations

      Station Casino Kansas City, which opened on January 16, 1997, generated net revenues of $24.3 million through the month of February. EBITDA margins for the quarter are expected to range between eight and ten percent with margins improving in each consecutive month. Though admissions remain strong, win per admission has shown only slight improvement over the past several weeks. Table hold percentage continues to increase gradually, but still lags the overall market. "We are optimistic that recent cost cutting measures combined with the continued gradual increase in win per passenger, and enhanced efficiencies in food and beverage will improve overall margins to levels that we expect," said Christenson. The total cost of the Station Casino Kansas City project is anticipated to be within 10% of the $255 million budget (excluding net construction period interest and preopening expenses.)

      Station Casino St. Charles has undergone slight declines in admissions since the opening of new competition in Maryland Heights. Though data is very limited and may not be indicative of future performance, business volume indicators for the period March 12th to March 24th are flat to down 5% from the prior year. Management does not expect EBITDA for the quarter to decline by more than 5% from the prior year's level.

Development Projects

      The Company has also commenced construction on certain elements of the Station Casino St. Charles master plan, including a backwater protective basin, two new gaming vessels, and a transition deck to provide direct, convenient access to the gaming facilities. The gaming facilities have been designed to closely resemble the quality and scope of the facilities now offered at Station Casino Kansas City. Management is pleased to announce that it has signed a non-binding letter of intent with Gordon Group Holdings, Ltd., the developers of the Forum Shops at Caesars Palace, to develop and lease approximately 220,000 square feet of space in a uniquely styled, two-story entertainment complex to feature a variety of specialty retail stores, restaurants and entertainment attractions. "We are excited about our partnership with the Gordon Group and are confident that they will provide our guests with a unique and high-quality experience to which patrons of Station Casinos have become accustomed," said Frank J. Fertitta III, Chairman and Chief Executive Officer. If a definitive agreement with the Gordon Group is reached, the Company anticipates that its share of the cost of the St. Charles expansion project will be approximately $190 million (excluding net construction period interest and preopening expenses) of which approximately $58 million had been incurred as of December 31, 1996. If the Gordon Group fails to proceed with the development of the retail and entertainment complex, the Company plans to complete a smaller-scale buildout of the retail and entertainment complex for an estimated cost of $16 million (excluding net construction period interest and pre-opening expenses.) The existing facilities in operation at St. Charles are expected to be sold or leased with the proceeds therefrom used to reduce expansion costs. Management estimates that the project will be completed in Spring 1998.

      Sunset Station, located in the Green Valley/Henderson area of Las Vegas continues on course to open in July 1997. The property will now feature 2,700 slot and video poker machines, 40 table games, 467 guest rooms and suites, and several restaurant and entertainment options. The Company anticipates that the cost of the Sunset Station project will be approximately $198 million, excluding net construction period interest and preopening expenses. The cost of the project has increased by $38 million from the previously estimated cost of $160 million. The increased cost is primarily attributable to the Company's decision to expand the project to include 400 additional slot machines, enhancements to the streetscape facades, sky ceilings, stained glass, landscaping and other general interior upgrades, an increased number of suites, and an enhanced outdoor pool and amphitheater. In addition, the Company also experienced increased construction costs due in part to a high level of overall construction activity in Las Vegas. "The enhanced project will position the Company as the premier entrant in the Henderson/Green Valley area and offer guests an unmatched entertainment experience in the locals' and repeat tourist customer market," stated Christenson. The construction of Sunset Station is being financed through a non-recourse $110 million First Mortgage Construction Term Loan and $40 million operating lease. In addition, the remaining construction costs will be funded through additional equity contributions of approximately $35 million from the Company.

      Station Casinos, Inc. is a multi-jurisdictional gaming company that owns and operates the Palace Station Hotel & Casino, the Boulder Station Hotel & Casino, and the Texas Station Gambling Hall & Hotel in Las Vegas, Nev., as well as slot machine route management services in Southern Nevada and Louisiana. Station Casinos, Inc. also owns and operates Station Casino St. Charles, a gaming and entertainment facility in St. Charles, Mo. and Station Casino Kansas City, a gaming and entertainment facility in Kansas City, Mo. The Company is developing Sunset Station Hotel & Casino in Las Vegas, Nev., and anticipates an opening in July 1997.

      This press release may be deemed to contain forward-looking statements with respect to the financial condition, results of operations and expansion projects of STN and its subsidiaries which involve risks and uncertainties including, but not limited to, competition from other gaming operations, construction risks, and licensing and other regulatory risks. Further information on potential factors which could affect the financial condition, results of operations and expansion projects of STN and its subsidiaries are included in the filings of STN with the Securities and Exchange Commission, including, but not limited to STN's Annual Report and Form 10-K for the fiscal year ended March 31, 1996 and Registration Statement on Form S-3 File No. 333-1102.